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Exhibit 7.3

SECOND SUPPLEMENTAL INDENTURE

        SECOND SUPPLEMENTAL INDENTURE (the "Second Supplemental Indenture") dated as of August 30, 2013, among Canadian Natural Resources Limited, a corporation duly organized and existing under the laws of the Province of Alberta, Canada, and having its registered office at the City of Calgary in the Province of Alberta, Canada (the "Corporation"), Wells Fargo Bank, National Association, a national banking association validly existing and in good standing under the laws of the United States, as successor trustee (the "Successor Trustee") and The Bank of Nova Scotia Trust Company of New York, a New York trust company, as resigning trustee (the "Resigning Trustee");

        WHEREAS, the Corporation has heretofore executed and delivered to the Resigning Trustee an indenture dated as of July 24, 2001 (as amended by the First Supplemental Indenture dated as of October 28, 2011) (the "Original Indenture" and, together with this Second Supplemental Indenture, the "Indenture") to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (collectively, the "Securities"), to be issued in one or more series;

        WHEREAS pursuant to Section 6.10(2) of the Original Indenture, the Resigning Trustee has provided notice to the Corporation of its resignation as trustee under the Indenture;

        WHEREAS, the Corporation, the Resigning Trustee and the Successor Trustee have entered into an Agreement of Resignation, Appointment and Acceptance, dated as of August 30, 2013, whereby, among other things, (i) the Corporation has appointed the Successor Trustee as Trustee, Security Registrar and Paying Agent under the Indenture to succeed to all the rights, powers, trusts, privileges, immunities, duties and obligations of the Resigning Trustee under the Indenture with like effect as if originally named as Trustee, Security Registrar and Paying Agent in the Original Indenture, (ii) the Resigning Trustee has assigned, transferred, delivered and confirmed to the Successor Trustee all of its rights, title and interest under the Indenture and (iii) the Successor Trustee has accepted its appointment as successor Trustee, Security Registrar and Paying Agent under the Indenture;

        WHEREAS, Section 6.11(2) of the Original Indenture provides that in case of appointment of a successor trustee, the Corporation, the Resigning Trustee and the successor Trustee shall execute, acknowledge and deliver an indenture supplemental thereto in which the successor Trustee shall accept such appointment and which shall contain such provisions as shall be deemed necessary or desirable to transfer and confirm to, and to vest in, the successor Trustee all the rights, powers, trusts and duties of the Resigning Trustee with respect to the Securities;

        WHEREAS, Section 8.1(h) of the Original Indenture provides, among other things, that, without the consent of the Holders of the Securities of any series, the Corporation, when authorized by a Directors' Resolution, and the Trustee, may enter into indentures supplemental to the Original Indenture to evidence and provide for the acceptance of appointment thereunder by a successor Trustee;

        WHEREAS, the Corporation has been authorized by a Directors' Resolution, made at a duly constituted meeting on August 6, 2013, to enter into this Second Supplemental Indenture;

        WHEREAS, the Corporation desires to execute and deliver this Second Supplemental Indenture as herein provided for the purpose of amending the Original Indenture; and

        WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized by all necessary parties;

        NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, it is mutually covenanted and agreed for the equal and proportionate benefit of the Holders, as follows, effective upon execution hereof by the parties hereto:

        The parties hereto agree as follows:

ARTICLE I — THE SUCCESSOR TRUSTEE

        1.1    Acceptance of Appointment.    The Successor Trustee hereby confirms it accepts its appointment as successor Trustee, Security Registrar and Paying Agent under the Indenture and accepts the rights, powers, trusts, privileges, immunities, duties and obligations of the Resigning Trustee as Trustee, Security Registrar and Paying Agent under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee, Security Registrar and Paying Agent under the Original Indenture.

ARTICLE II — AMENDMENTS TO ORIGINAL INDENTURE

        2.1    Amendment of Terms of Original Indenture.    The Original Indenture is hereby amended as follows:

    (i)
    Section 1.1. The definition of "Corporate Trust Office" is hereby amended to read in its entirety as follows:

    "Corporate Trust Office" means the office of the Trustee at which its corporate trust business, at any particular time, shall be principally administered, which office at the date hereof is located at 150 East 42nd Street, 40th Floor, New York, NY 10017;

    (ii)
    Section 1.1. The definition of "Trustee" is hereby amended to read in its entirety as follows:

    "Trustee" means Wells Fargo Bank, National Association until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder; and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series;

    (iii)
    Section 1.5 is hereby amended to read in its entirety as follows:

    Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document required or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder or by the Corporation shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee (i) by delivery to the Trustee at the Corporate Trust Office, Attention: Corporate Trust Services — Admin for Canadian Natural Resources, Ltd., (ii) by facsimile (with confirmation) to fax number 917-260-1593 or (iii) by mail by registered letter, postage prepaid, to the Trustee at the Corporate Trust Office Attention: Corporate Trust Services — Admin for Canadian Natural Resources, Ltd. and, subject as provided in this Section 1.5, shall be deemed to have been given at the time of delivery or facsimile transmission or on the fifth Business Day after mailing. Any delivery made or facsimile sent on a day other than a Business Day, or after 5:00 p.m. (New York time) on a Business Day, shall be deemed to be received on the next following Business Day. In the case of disruption in postal services any notice shall be sent by facsimile or delivered. The Trustee may from time to time notify the Corporation of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or fascimile number of the Trustee for all purposes of this Indenture.

    (iv)
    Section 2.2 is hereby amended to read in its entirety as follows:

            The Trustee's certificate of authentication on all Securities shall be in substantially the following form:

    "This is one of the Securities of a series referred to in the within-mentioned Indenture.

Wells Fargo Bank, National Association, as Trustee
By:	Authorized Officer"

            If at any time there shall be an Authenticating Agent appointed with respect to any series of the Securities, the Securities of each such series shall bear, in addition to the form of the Trustee's certificate of authentication, an alternate certificate of authentication which shall be in substantially the following form:

    "This is one of the Securities of a series referred to in the within-mentioned Indenture.

Wells Fargo Bank, National Association, as Trustee
By:	As Authenticating Agent
By:	Authorized Officer"

ARTICLE III — MISCELLANEOUS

        3.1    Execution of Supplemental Indenture.    This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Second Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

        3.2    Effectiveness of Indenture.    This Second Supplemental Indenture shall form a part of the Original Indenture in the manner and to the extent herein and therein provided.

        3.3    Ratification of Original Indenture.    The Original Indenture, supplemented as hereinabove set forth, is in all respects ratified and confirmed, and the terms and conditions thereof, supplemented as hereinabove set forth, shall be and remain in full force and effect.

        3.4    Acceptance by the Successor Trustee.    The Successor Trustee accepts this Second Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby supplemented, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby supplemented.

        3.5    Responsibility of the Successor Trustee.    The Successor Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Corporation.

        3.6    Governing Law.    This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York (without regard to applicable principles of conflicts of law thereof that would result in the application of the laws of any other jurisdiction).

        3.7    Counterparts.    This Second Supplemental Indenture may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

        3.8    Conflict with Trust Indenture Act.    If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and to govern this Second Supplemental Indenture, the latter provision shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Second Supplemental Indenture as so modified or to be excluded, as the case may be.

        IN WITNESS WHEREOF, the parties hereto have executed this Second Supplemental Indenture as of the date first written above.

CANADIAN NATURAL RESOURCES LIMITED
By:	/s/ BRUCE E. MCGRATH Name: Bruce E. McGrath Title: Corporate Secretary

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, AS RESIGNING TRUSTEE
By:	/s/ WARREN A. GOSHINE Name: Warren A. Goshine Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SUCCESSOR TRUSTEE
By:	/s/ MARTIN REED Name: Martin Reed Title: Vice President

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  Exhibit 7.3
SECOND SUPPLEMENTAL INDENTURE
ARTICLE I — THE SUCCESSOR TRUSTEE
ARTICLE II — AMENDMENTS TO ORIGINAL INDENTURE
ARTICLE III — MISCELLANEOUS